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                                                                   EXHIBIT 10.76

                              MULTIPLE ADVANCE NOTE

$3,000,000                                                     Phoenix, Arizona
                                                                   May 29, 1996

         For value received, the undersigned, Medicis Pharmaceutical Corporation, a Delaware corporation (the "Borrower"), hereby promises to pay on or before July 31, 1997 to the order of Norwest Bank Arizona, National Association, a national banking association (the "Lender"), at its main office in Phoenix, Arizona, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million Dollars ($3,000,000) or, if less, the aggregate unpaid principal amount of all advances made by the Lender to the Borrower hereunder, together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement dated as August 3, 1995 by and between Norwest Business Credit, Inc. and the Borrower, as amended (the "Credit Agreement"). Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

         The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

         Provided that no Default or Event of Default has occurred and is continuing on July 31, 1997, the then outstanding principal balance of this Note shall be payable in accordance with Section 2.13 of the Credit Agreement. At the request of Lender, Borrower shall execute and deliver a replacement promissory note on or before July 31, 1997 in accordance with Section 2.13 of the Credit Agreement.

         This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Term Note referred to in the Credit Agreement.

         This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents (as defined in the Credit Agreement), and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

         The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.
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         The Borrower agrees that the interest rate contracted for includes the interest rate set forth in the Credit Agreement plus any other charges or fees set forth herein and costs and expenses incident to this transaction paid by the Borrower to the extent the same are deemed interest under applicable law.

         Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

         IN WITNESS WHEREOF, this Note is executed and delivered as of the date first above written.

                                       MEDICIS PHARMACEUTICAL
                                       CORPORATION, a Delaware corporation

                                       By:
                                          -------------------------------------
                                       Name:  Jonah Shacknai
                                            -----------------------------------
                                       Title:   Chairman of the Board
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